Exhibit 10.3

HMS HOLDINGS CORP.
DIRECTOR DEFERRED COMPENSATION PLAN

As amended through June 29, 2016

1. Purpose. The purpose of the HMS Holdings Corp. Director Deferred Compensation Plan is to provide members of the Board of Directors of HMS Holdings Corp. (the “Company”) who are not employees of the Company or its subsidiaries with the opportunity to elect to defer all or a portion of (i) the cash retainer fees otherwise payable to them by the Company and (ii) the restricted stock units granted to them by the Company.

2. Definitions. For purposes of the Plan:

(a)                “Account” means the separate account maintained on the books of the Company for each Participant pursuant to Section 7.

(b)               “Board” means the Board of Directors of the Company.

(c)                “Committee” means the Compensation Committee of the Board.

(d)               “Common Stock” means the common stock of the Company.

(e)                “Deferred Stock Units” means deferred stock units credited to a Participant’s Account pursuant to an election by the Participant under Sections 5 and 6.

(f)                “Director” means any member of the Board who is not an employee of the Company or any of its subsidiaries.

(g)               “Effective Date” means September 15, 2010.

(h)               “Fair Market Value” means as of any date the closing price of the Common Stock as reported on the Nasdaq Global Select Market for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price is reported, unless otherwise determined by the Committee.

(i)                 “Participant” means a Director who makes a deferral election under Section 5 or 6 of the Plan.

(j)                 “Plan” means the HMS Holdings Corp. Director Deferred Compensation Plan as set forth herein and as amended from time to time. The Plan is a sub-plan under the Stock Plan.

(k)               “Restricted Stock Units” means restricted stock units granted to the Participant under the Stock Plan.

(l)                 “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended.

(m)             “Stock Plan” means the HMS Holdings Corp. 2006 Stock Plan, as amended from time to time, and any other shareholder-approved equity plan of the Company, including without limitation the HMS Holdings Corp. 2016 Omnibus Incentive Plan.

3. Administration. The Plan shall be administered by the Committee. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof and establish, amend and revoke rules and regulations as it deems necessary or desirable for the administration of the Plan. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive upon the Participants and all other persons having or claiming any right or interest in the Plan or the Deferred Stock Units.

A majority of the Committee shall constitute a quorum. The Committee shall take action either by (i) a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) written approval by all of the members of the Committee without a meeting. The Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

No member of the Board or the Committee, and no officer of the Company to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith; and the members of the Board, the Committee and such officers shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law.

4. Eligibility. Each Director shall be eligible to participate in the Plan and to make the elections provided under Sections 5 and 6.

5. Deferral of Cash Retainer.

(a) Annual Elections. Prior to the first day of each calendar year each Director may elect to defer payment of all or a portion of the Director’s cash retainer fees to be earned in such calendar year and have such fees credited to the Director’s Account under Section 7 and converted into Deferred Stock Units. Any election made under this paragraph shall become irrevocable as of December 31 of the year prior to the year in which the services relating to the cash retainer fee are performed.

(b) Effective Date Elections. In addition, each Director as of the Effective Date may make a deferral election, not later September 30, 2010, which shall be effective with respect to all or a portion of the Director’s annual cash retainer for the calendar quarter commencing on October 1, 2010 and have such fees credited to the Director’s Account under Section 7.

(c) Initial Participant Elections. An individual who becomes an Director for the first time after a calendar year has commenced may make a deferral election, not later than the 30th day following the date the individual becomes a Director, with respect to all or a portion of the Director’s annual cash retainer that is earned for calendar quarters that begin after the date of such election and have such fees credited to the Director’s Account under Section 7 and converted into Deferred Stock Units.

(d) Effect of Elections. Any election made pursuant to this Section shall remain in effect for future calendar years unless and until the Participant makes a new election in accordance with Section 5(a). In order to change the amount of a deferral for any subsequent calendar year (or to cease deferrals), a Participant must make a new election prior to the calendar year for which the new election is to be effective.

6. Deferral of Restricted Stock Units.

(a) Annual Elections. Prior to the first day of each calendar year each Director may elect, in accordance with rules and procedures established by the Committee, to defer payment of all or a portion of the Restricted Stock Units granted to the Director in such calendar year and have the payment credited to the Director’s Account under Section 7. Any election made under this paragraph shall become irrevocable as of December 31 of the year prior to the year in which the Restricted Stock Units relating to the election are granted.

(b) Effective Date Elections. Each Director as of the Effective Date may make a deferral election, not later September 30, 2010, which shall be effective with respect to all or a portion of the Restricted Stock Units granted to the Director in the calendar quarter commencing on October 1, 2010 and have the payment credited to the Director’s Account under Section 7.

(c) Initial Participant Elections. An individual who becomes an Director for the first time after a calendar year has commenced may make a deferral election, not later than the day prior to the grant of Restricted Stock Units in such calendar year to the Director, with respect to all or a portion of the Restricted Stock Units granted to the Director in such calendar year and have the payment credited to the Director’s Account under Section 7.

(d) Effect of Elections. Any election made pursuant to this Section shall remain in effect for future calendar years unless and until the Participant makes a new election in accordance with Section 6(a). In order to change the number of Restricted Stock Units deferred for any subsequent calendar year (or to cease deferrals), a Participant must make a new election prior to the calendar year for which the new election is to be effective.

7. Account.

(a) Cash Retainers. The crediting of Deferred Stock Units to the Director’s Account with respect to the deferral of cash retainer fees pursuant to Section 5 shall be made as of the dates the fees earned by the Director during the applicable calendar year would otherwise have been payable to the Director. The number of Deferred Stock Units to be credited shall be equal to the result of dividing the amount deferred as of each such date by the Fair Market Value of one share of Common Stock on such date.

(b) Restricted Stock Units. The crediting of Deferred Stock Units to the Director’s Account with respect to the deferral of Restricted Stock Units pursuant to Section 6 shall be made as of the dates the Restricted Stock Units granted to the Director during the applicable calendar year would otherwise have been payable to the Director. The number of Deferred Stock Units to be credited shall be equal to the number of Restricted Stock Units that are deferred by the Director as of such date.

(c) Cash Dividends. Whenever any cash dividends are declared on the Common Stock, the Company will credit the Account of each Participant on the date such dividend is paid with a number of additional Deferred Stock Units equal to the result of dividing (i) the product of (x) the total number of Deferred Stock Units credited to the Participant’s Account on the record date for such dividend and (y) the per share amount of such dividend by (ii) the Fair Market Value of one share of Common Stock on the date such dividend is paid by the Company to the holders of Common Stock.

(d) Capitalization Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, special cash dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock as described in Section 4(c) of the Stock Plan, the provisions of such Section shall apply to the Deferred Stock Units credited to the Participant’s Account.

Payment of the Participant’s Account shall be made under the Stock Plan in a lump sum to the Participant (or, in the event of the Participant’s death, to the Participant’s beneficiary, as provided in Section 10) on the tenth business day of January of the calendar year following the calendar year in which the Participant’s services as a member of the Board terminates for any reason. The payment shall be made in shares of Common Stock equal to the number of Deferred Stock Units credited to the Participant’s Account, provided that any fractional Deferred Stock Units shall be paid in cash based on the Fair Market Value of one share of Common Stock on the payment date.

9. Change in Control. In the event of a Change in Control (as defined in Exhibit A) the Account of each Participant shall be paid to the Participant in a lump sum in cash within five business days after the date of the Change in Control, in an amount equal to the result of multiplying (i) the number of Deferred Stock Units credited to the Participant’s Account on the Change in Control date by (ii) the Fair Market Value of one share of Common Stock on the Change in Control date. Notwithstanding the foregoing, if the Change in Control involves the disposition of all of the Common Stock of the Company for cash or securities the price per share received by the holders of Common Stock shall be substituted for the Fair Market Value on the Change in Control date; if the price is paid other than solely in cash or securities with a readily determinable market value, the Board will have the sole discretion to determine the valuation of any such portion of the price per share.

10. Beneficiary Designation. Each Participant shall have the right, at any time, to designate any person or persons as his beneficiary or beneficiaries to whom payment under the Plan shall be paid in the event of his or her death prior to payment to the Participant of his or her Account. Any beneficiary designation may be made or changed by a Participant by a written instrument, in such form prescribed by the Committee, which is filed with the Company prior to the Participant’s death. If a Participant fails to designate a beneficiary, or if all designated beneficiaries predecease the Participant, the Account shall be paid to the Participant’s estate.

11. Amendment and Termination. The Board may amend or terminate the Plan at any time in whole or in part; provided, however, that no amendment or termination shall reduce the Deferred Stock Units credited to a Participant’s Account or adversely affect the rights of a Participant to such Deferred Stock Units, without the consent of the Participant (or the Participant’s beneficiary in the event of the Participant’s death). Notwithstanding the foregoing, the Plan may be amended at any time, without the consent of any Participant (or beneficiary) if necessary or desirable to comply with the requirements, or avoid the application, of Section 409A.

12. General Provisions

(a) Unfunded Plan. The Company’s obligation to make payment under the Plan shall be contractual only and all payments hereunder shall be made by the Company from its general assets at the time and in the manner provided for in the Plan. No funds, securities or other property of any nature shall be segregated or earmarked for any current or former Participant, beneficiary or other person and their sole right is as a general creditor of the Company with an unsecured claim against its general assets.

(b) Non-Alienation of Benefits. Neither a Participant nor any other person shall have any rights to sell, assign, transfer, pledge, anticipate, or otherwise encumber, the amounts, if any, payable under the Plan to the Participant or any other person. Any attempted sale, assignment, transfer or pledge shall be null and void and without any legal effect. No part of the amounts payable under the Plan shall be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

(c) Section 409A. Notwithstanding any provision the Plan to the contrary, the Plan will be construed, administered or deemed amended as necessary to comply with the requirements of Section 409A to avoid taxation under section 409A to the extent Section 409A applies to the Plan. The Committee, in its sole discretion shall determine the requirements of Section 409A that are applicable to the Plan and shall interpret the terms of the Plan in a manner consistent therewith. Under no circumstances, however, shall the Company or any affiliate or any of its or their employees, officers, directors, service providers or agents have any liability to any person for any taxes, penalties or interest due on amounts paid or payable under the Plan, including any taxes, penalties or interest imposed under Section 409A.

(d) No Stockholder Rights. Neither the Participant nor any other person shall have any rights as a stockholder of the Company with respect to the Deferred Stock Units credited to the Participant’s Account until the shares of Common Stock are issued to the Participant (or the beneficiary of the Participant).

(e) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be enforced as if the invalid provisions had never been set forth therein.

(f) Successors in Interest. The obligation of the Company under the Plan shall be binding upon any successor or successors of the Company, whether by merger, consolidation, sale of assets or otherwise, and for this purpose reference herein to the Company shall be deemed to include any such successor or successors.

(g) Governing Law; Interpretation. The Plan shall be construed and enforced in accordance with, and governed by, the laws of the State of New York, without giving effect to principles of conflict of laws.

Exhibit A

For purposes of the Plan “Change in Control” means and shall be deemed to have occurred as of the date of the first to occur of the events set forth below, which are intended to comply with the requirements of Treasury Regulation Section 1.409A-3(i)(5):

(a) Any Person or Group (as such terms are defined below) acquires stock of the Company that, together with stock held by such Person or Group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any Person or Group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Group is not considered to cause a Change in Control. An increase in the percentage of stock owned by any Person or Group as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection. This paragraph applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;

(b) Any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company. However, if any Person or Group is considered to own 35% of the total voting power of the stock of the Company, the acquisition of additional stock by the same Person or Group is not considered to cause a Change in Control;

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination either: (i) more than 50% of the total fair market value of the stock of the corporation resulting from such Business Combination (the “Surviving Corporation”) or the ultimate parent corporation of the Surviving Corporation (the “Parent Corporation”) is represented by stock of the Company that was outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares of the Surviving Corporation or Parent Corporation into which stock of the Company was converted pursuant to such Business Combination) or (ii) 50% or more of the total voting power of Surviving Corporation or Parent Corporation is represented by stock of the Company that was outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares of the Surviving Corporation or Parent Corporation into which stock of the Company was converted pursuant to such Business Combination);

(d) During any twelve (12) month period a majority of the individuals who were members of the Board at the beginning of such period (the “Incumbent Directors”) are replaced, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director;

(e) Any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, no Change in Control shall be deemed to occur under this paragraph as a result of a transfer to:

(i) A stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii) An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(iii) A Person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(iv) An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) above.

For purposes of this Section, the term “Person” shall mean an individual, corporation, association, joint stock company, business trust or other similar organization, partnership, limited liability company, joint venture, trust, unincorporated organization or government or agency, instrumentality or political subdivision thereof. The term “Group” shall have the meaning set forth in Treasury Regulation Section 1.409A-3(i)(5), or any successor thereto in effect at the time a determination of whether a Change of Control has occurred is being made.